EXECUTIVE EMPLOYMENT AGREEMENT

THIS EXECUTIVE EMPLOYMENT AGREEMENT (the “Agreement”) is effective as of July 1, 2005 (the “Effective Date”), between Segmentz, Inc., a Delaware corporation, whose principal place of business is 429 Post Rd, Buchanan, MI 49107 (the “Company”) and Mike Welch, an individual whose address is 3039 Sundance Path, Stevensville, MI 49127 (the “Executive”).

RECITALS

A. The Company is principally engaged in the business of expedited transportation and third party logistics (the “Business”).

B. The Executive has extensive experience in logistics operations and transportation management.

C. The Company desires to employ the Executive and the Executive desires to be employed by the Company.

D. The parties agree that a covenant not to compete is essential to the growth and stability of the Business of the Company.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and the Executive do hereby agree as follows:

1. Recitals. The above recitals are true, correct, and are herein incorporated by reference.

2. Employment. The Company hereby employs the Executive, and the Executive hereby accepts employment, upon the terms and conditions hereinafter set forth.

3. Authority and Power During Employment Period.

a. Duties and Responsibilities. During the term of this Agreement, the Executive shall serve as the Chief Executive Officer for the Company and shall have general executive management authority over all aspects of the Company’s Business, subject to the guidelines and direction of the Board of Directors of the Company.

b. Time Devoted. Throughout the term of the Agreement, the Executive shall devote all of the Executive’s business time and attention to the business and affairs of the Company consistent with the Executive’s position with the Company.

4. Term. The Term of employment hereunder will commence on the date as set forth above and terminate three (3) years from the Effective Date. For purposes of this Agreement, the Term (the “Term”) shall include the initial term and all renewals thereof.

5. Compensation and Benefits.

a. Salary. The Executive shall be paid a base salary (the “Base Salary”) at an annual rate of One Hundred and Fifty Thousand Dollars ($150,000) beginning at the Effective Date of this Agreement for the first year of the Term with a minimum annual increase to Base Salary of Ten Thousand Dollars ($10,000) for each subsequent year during the Term.

b. Performance Based Bonus. As additional compensation, the Executive shall be entitled to receive a bonus (“Bonus”) for each year during the Term of the Executive’s employment by the Company equal to up to: (i) 50% of the Executive’s Base Salary at said year’s end, and (ii) options to purchase up to 100,000 shares of common stock of the Company. The amount of the cash component and option component of any Bonus shall be determined based upon performance targets set annually by the compensation committee based upon the Company’s budget as set by the Board of Directors. Any options awarded will have an exercise price equal to the price of the Company’s common stock on the day of the award, and will vest in three equal annual installments over a period of three years commencing with the one year anniversary of the date of the award. Any Bonus awarded for the year ended December 31, 2005 shall be prorated based on a July 1, 2005 commencement date.

c. Executive Benefits. The Executive shall be entitled to participate in benefit programs of the Company currently existing or hereafter made available to comparable executives, including, but not limited to, group life insurance, health insurance, dental, 401 K, deferred compensation, and reimbursement of up to $2,000 per year toward the cost of an executive physical.

[d. Deferred Compensation. The Executive will receive $30,000 per year for the first three years of the Term as additional compensation to be contributed by the Company to the deferred compensation plan pursuant to terms of said deferred compensation plan.]

e. Vacation. The Executive shall be entitled to five (5) weeks of paid time off during each year during the Term.

f. Auto Allowance. The Executive will receive an auto allowance in the amount of $1,000 per month during the Term, which amount shall cover all automotive related expenses, including, but not limited to, fuel, maintenance, mileage, etc.

g. Business Expense Reimbursement. During the Term of employment, the Executive shall be entitled to receive proper reimbursement for all reasonable, out-of-pocket expenses incurred by the Executive (in accordance with the policies and procedures established by the Company for its senior executive officers) in performing services hereunder, provided the Executive properly accounts therefore.

6. Consequences of Termination of Employment.

a. Death. In the event of the death of the Executive during the Term, Base Salary and any earned Bonus shall be paid to the Executive’s designated beneficiary, or, in the absence of such designation, to the estate or other legal representative of the Executive until the date of death. All awarded options will vest immediately in the event of death of the Executive. Other death benefits will be determined in accordance with the terms of the Company’s benefit programs and plans.

b. Disability.

(1) In the event of the Executive’s Disability, as hereinafter defined, the Executive shall be entitled to compensation in accordance with the Company’s disability compensation practice for senior executives, including any separate arrangement or policy covering the Executive, but in all events the Executive shall continue to receive the Executive’s Base Salary for ninety (90) days from the date on which the Disability has been deemed to occur. All awarded options will vest ninety (90) days after the date on which the Disability has been deemed to occur. Any amounts provided for in this Section 6(b) shall be offset by other long-term disability benefits provided to the Executive by the Company.

(2) “Disability,” for the purposes of this Agreement, shall be deemed to have occurred in the event (A) the Executive is unable by reason of sickness or accident to perform the Executive’s duties under this Agreement for an aggregate of 30 days in any twelve-month period or (B) the Executive has a guardian of the person or estate appointed by a court of competent jurisdiction. Termination due to Disability shall be deemed to have occurred upon the first day of the month following the determination of Disability as defined in the preceding sentence.

Anything herein to the contrary notwithstanding, if, following a termination of employment hereunder due to Disability as provided in the preceding paragraph, the Executive becomes reemployed, whether as an Executive or a consultant to the Company, any salary, annual incentive payments or other benefits earned by the Executive from such reemployment shall offset any salary continuation due to the Executive hereunder commencing with the date of re-employment.

c. Termination by the Company for Cause.

(1) Nothing herein shall prevent the Company from terminating Employment for “Cause,” as hereinafter defined. In the event of a termination for Cause, the Executive shall receive Base Salary and benefits through the date of termination only, together with any Bonus that has been earned as of that date.

(2) “Cause” shall mean and include those actions or events specified below in subsections (A) through (F) to the extent the same occur, or the events constituting the same take place, subsequent to the Effective Date: (A) committing or participating in an injurious act of fraud, gross neglect or embezzlement against the Company; (B) committing or participating in any other injurious act or omission in a manner which was negligent against the Company, monetarily or otherwise; (C) engaging in a criminal enterprise involving moral turpitude; (D) conviction of an act or acts constituting a felony under the laws of the United States or any state thereof; (E) any assignment of this Agreement by the Executive in violation of Section 14 of this Agreement; or (F) a willful and continued failure by the Executive to discharge the Executive’s duties under this Agreement. No actions, events or circumstances occurring or taking place at any time prior to the Effective Date shall in any event constitute or provide any basis for any termination of this Agreement for Cause;

(3) Notwithstanding anything else contained in this Agreement, this Agreement will not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive at least ten (10) days prior to the effective date of termination for Cause a notice of termination and a certified copy of a resolution of the Board adopted by the affirmative vote of not less than a majority of the entire membership of the Board (other than the Executive if he is a member of the Board at such time) stating that the Executive committed one of the types of conduct set forth in this Section 6(c) and based on reasonable evidence, specifying the particulars thereof in detail and the Executive shall be given a thirty (30) day period to cure such conduct, if possible.

d. Termination by the Company Other than for Cause. The Company may terminate the Executive’s employment in the Company’s sole discretion at any time; provided, however, that in the event such termination is not pursuant to Section 6(i), Section 6(ii), or Section 6(iii) hereof, the Company may terminate this Agreement upon written notice. In the event of a termination under this Section 6(d) or if Executive terminates employment for Good Reason, the Executive shall receive Base Salary and any earned Bonus (no fringe benefits) for the one year period following the date of termination. All awarded options will vest immediately upon the termination of the Executive pursuant to this Section 6(d) or if Executive terminates employment for Good Reason. “Good Reason” means the occurrence of any one of the following events unless Executive specifically agrees in writing that such event shall not be Good Reason: Any material breach of the Agreement by the Company, including any of the following:

(1) any material adverse change in the title, status, responsibilities, authorities, or material perquisites of Executive; or

(2) any material reduction in or failure to pay Executive’s Base Salary, Bonus or related benefits in violation of this Agreement, provided that no act or omission described in clauses 1 and 2 of this section shall constitute Good Reason unless Executive gives the Company written notice of such act or omission and the Company fails to cure such act or omission within 30 days after delivery of such notice (except that Executive shall not be required to provide such notice more than once in cases of repeated acts or omissions); or

(3) relocation of the Executive’s corporate office more than fifty (50) miles from its location as of the effective date of this Agreement (or from such other locations to which Executive agreed to relocate).

e. Voluntary Termination. In the event the Executive terminates the Executive’s employment on the Executive’s own volition (except as provided in Section 6(f)), the Executive shall receive Base Salary and benefits through the date of termination only, together with any Bonus that has been earned as of that date.

f. Termination Following a Change of Control.

(1) In the event that a “Change in Control” of the Company shall occur at any time during the Term hereof, the Executive shall have the right to terminate the Executive’s employment under this Agreement by giving the Company written notice of termination within thirty (30) days of said Change in Control. In the event of such a termination, the Executive shall receive Base Salary and any earned Bonus (no fringe benefits), for the twelve (12) month period following the date of termination. All awarded options will vest immediately upon the termination of the Executive pursuant to this Section 6(f).

(2) For purposes of this Agreement, a “Change in Control” of the Company shall mean a change in control (A) as set forth in Section 280G of the Internal Revenue Code or (B) of a nature that would be required to be reported in response to Item 5.01 of the current report on Form 8K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”); provided that, without limitation, such a change in control shall be deemed to have occurred at such time as:

(A) any “person”, other than the Executive, (as such term is used in Section 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s outstanding securities then having the right to vote at elections of directors; or,

(B) There is a failure to elect four (or such number of directors as would constitute a majority of the Board of Directors) or more candidates nominated by management of the Company to the Board of Directors; or

(C) the individuals who at the Effective Date of the Agreement constitute the Board of Directors cease for any reason to constitute a majority thereof unless the election, or nomination for election, of each new director was approved by a vote of at least two thirds of the directors then in office who were directors at the Effective Date; or

(D) the Company adopts a partial or complete liquidation or consummates an agreement for sale or disposition of all or substantially all of the assets (including stock of a subsidiary of the Company) or otherwise.

Anything herein to the contrary notwithstanding, this Section 6(f) will not apply where the Executive gives the Executive’s explicit written waiver of the Executive’s rights under this Section 6(f) with respect to a specific Change in Control event. The Executive’s participation in any negotiations or other matters in relation to a Change in Control shall in no way constitute such a waiver which can only be given by an explicit written waiver as provided in the preceding sentence.

7. Covenant Not to Compete.

a. Covenant Not to Compete. The Executive acknowledges and recognizes the highly competitive nature of the Company’s business and the goodwill, continued patronage, and specifically the names and addresses of the Company’s Clients (as hereinafter defined) constitute a substantial asset of the Company having been acquired through considerable time, money and effort. Accordingly, in consideration of the execution of this Agreement the Executive agrees to the following:

(1) That during the Restricted Period (as hereinafter defined) and within the Restricted Area (as hereinafter defined), the Executive will not, individually or in conjunction with others, directly or indirectly, engage in any Business Activities (as hereinafter defined), whether as an officer, director, proprietor, employer, partner, independent contractor, investor (other than as a holder solely as an investment of less than 1% of the outstanding capital stock of a publicly traded corporation), consultant, advisor or agent.

(2) That during the Restricted Period and within the Restricted Area, the Executive will not, directly or indirectly, solicit, induce or influence any of the Company’s Clients which have a business relationship with the Company at the time during the Restricted Period to discontinue or reduce the extent of such relationship with the Company.

b. Non-Disclosure of Information. Executive agrees that Executive will not use or disclose any Proprietary Information of the Company for the Executive’s own purposes or for the benefit of any entity engaged in Business Activities. As used herein, the term “Proprietary Information” shall mean trade secrets or confidential proprietary information of the Company which are material to the conduct of the business of the Company. No information can be considered Proprietary Information unless the same is a unique process or method material to the conduct of Company’s Business, or is a customer list or similar list of persons engaged in business activities with Company, or if the same is otherwise in the public domain or is required to be disclosed by order of any court or by reason of any statute, law, rule, regulation, ordinance or other governmental requirement. Executive further agrees that in the event his employment is terminated for any reason all Documents in his possession at the time of his termination shall be returned to the Company at the Company’s principal place of business. As used herein, the term “Documents” shall mean all original written, recorded, or graphic matters whatsoever, and any and all copies thereof, including, but not limited to: papers; books; records; tangible things; correspondence; communications; telex messages; memoranda; work-papers; reports; affidavits; statements; summaries; analyses; evaluations; client records and information; agreements; agendas; advertisements; instructions; charges; manuals; brochures; publications; directories; industry lists; schedules; price lists; client lists; statistical records; training manuals; computer printouts; books of account, records and invoices reflecting business operations; all things similar to any of the foregoing however denominated. In all cases where originals are not available, the term “Documents” shall also mean identical copies of original documents or non-identical copies thereof.

c. Company’s Clients. The “Company’s Clients” shall be deemed to be any partnerships, corporations, professional associations or other business organizations for whom the Company or its subsidiaries have performed Business Activities.

d. Restrictive Period. The “Restrictive Period” shall be deemed to commence on the date of this Agreement, and end on the earliest to occur of the following:

(1) twelve (12) months after the termination of this Agreement under Section 6(b), Section 6(c), Section 6(e), or Section 6(f); or

(2) the date of the termination of this Agreement under Section 6(d); or

(3) the end of the Term (provided the Agreement wasn’t earlier terminated under one of the provisions of Section 6).

Notwithstanding the foregoing, in the event the Company fails to make any Annual Payment Amount under Section 2(b)(ii) of the Stock Purchase Agreement, and said nonpayment continues for a period of greater than sixty (60) days after receipt by the Company of written notice of default from one or more of the Sellers (as defined in the Stock Purchase Agreement), the provisions of this Section 7 shall be void and of no further force and effect.

e. Competitive Business Activities. The term “Business Activities” as used herein shall be deemed to mean the business of expedited transportation and third party logistics.

f. Restrictive Area. The term “Restrictive Area” shall be deemed to mean any State in which the Company does business.

g. Covenants as Essential Elements of this Agreement. It is understood by and between the parties hereto that the foregoing covenants contained in Section 7 are essential elements of this Agreement, and that but for the agreement by the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Executive shall be construed to be agreements independent of any other provisions of this Agreement. The existence of any other claim or cause of action, whether predicated on any other provision in this Agreement, or otherwise, as a result of the relationship between the parties shall not constitute a defense to the enforcement of such covenants against the Executive.

h. Survival After Termination of Agreement. Notwithstanding anything to the contrary contained in this Agreement, the covenants in Section 7 shall survive the termination of this Agreement and the Executive’s employment with the Company.

i. Revisions. The parties hereto acknowledge that (A) the restrictions contained in Section 7 are fair and reasonable and are not the result of overreaching, duress, or coercion of any kind, and (B) Executive’s full, uninhibited, and faithful observance of each of the covenants contained in this Agreement will not cause Executive any undue hardship, financial or otherwise. It is the intention of all parties to make the covenants of Section 7 binding only to the extent that it may be lawfully done under existing applicable laws. In the event that any part of any covenant of Section 7 is determined by a court of law to be overly broad thereby making the covenant unenforceable, the parties hereto agree, and it is their desire, that such court shall substitute a reasonable, judicially enforceable limitation in place of the offensive part of the covenant and as so modified the covenant shall be as fully enforceable as set forth herein by the parties themselves in the modified form.

j. Remedies. The Executive acknowledges and agrees that the Company’s remedy at law for a breach or threatened breach of any of the provisions of Section 7 herein would be inadequate and a breach thereof will cause irreparable harm to the Company. In recognition of this fact, in the event of a breach by the Executive of any of the provisions of Section 7, the Executive agrees that, in addition to any remedy at law available to the Company, including, but not limited to, monetary damages and all rights of the Executive to payment or otherwise under this Agreement may be terminated, and the Company, without posting any bond, shall be entitled to obtain, and the Executive agrees not to oppose the Company’s request for, equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available to the Company.

8. Indemnification.

a. The Executive shall continue to be covered by the Certificate of Incorporation and/or the Bylaws of the Company with respect to matters occurring on or prior to the date of termination of the Executive’s employment with the Company, subject to all the provisions of Delaware corporate law, Federal law and the Certificate of Incorporation and Bylaws of the Company then in effect. Such reasonable expenses, including attorneys’ fees that may be covered by the Certificate of Incorporation and/or Bylaws of the Company shall be paid by the Company on a current basis in accordance with such provision, the Company’s Certificate of Incorporation and Delaware corporate law. To the extent that any such payments by the Company pursuant to the Company’s Certificate of Incorporation and/or Bylaws may be subject to repayment by the Executive pursuant to the provisions of the Company’s Certificate of Incorporation or Bylaws, or pursuant to Delaware corporate law or Federal law, such repayment shall be due and payable by the Executive to the Company within twelve (12) months after the termination of all proceedings, if any, which relate to such repayment and to the Company’s affairs for the period prior to the date of termination of the Executive’s employment with the Company and as to which Executive has been covered by such applicable provisions.

b. The Company specifically acknowledges and agrees that the Executive has personally guaranteed certain obligations on behalf of the Company and further that the Executive is personally liable for certain obligations of the Company. The Company shall indemnify and hold the Executive harmless from any and all obligations that the Executive may incur, including, without limitation, costs and attorneys fees in connection with such guaranties or personal liabilities. Any costs or expenses that may be incurred by the Executive in connection with such liabilities or guaranties shall be reimbursed to the Executive, upon receipt by the Company of documented evidence of such liabilities, within three (3) business days of the receipt of such documented evidence.

9. Withholding. Anything to the contrary notwithstanding, all payments required to be made by the Company hereunder to the Executive or the Executive’s estate or beneficiaries shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation. In lieu of withholding such amounts, the Company may accept other arrangements pursuant to which it is satisfied that such tax and other payroll obligations will be satisfied in a manner complying with applicable law or regulation.

10. Notices. Any notice required or permitted to be given under the terms of this Agreement shall be sufficient if in writing and if sent postage prepaid by registered or certified mail, return receipt requested; by overnight delivery; by courier; or by confirmed telecopy, in the case of the Executive to the Executive’s last place of business or residence as shown on the records of the Company, or in the case of the Company to its principal office as set forth in the first paragraph of this Agreement, or at such other place as it may designate.

11. Waiver. Unless agreed in writing, the failure of either party, at any time, to require performance by the other of any provisions hereunder shall not affect its right thereafter to enforce the same, nor shall a waiver by either party of any breach of any provision hereof be taken or held to be a waiver of any other preceding or succeeding breach of any term or provision of this Agreement. No extension of time for the performance of any obligation or act shall be deemed to be an extension of time for the performance of any other obligation or act hereunder.

12. Completeness and Modification. This Agreement constitutes the entire understanding between the parties hereto superseding all prior and contemporaneous agreements or understandings among the parties hereto concerning the employment of the Executive and the matters set forth herein. This Agreement may be amended, modified, superseded or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by the party to be charged.

13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one agreement.

14. Binding Effect/Assignment. This Agreement shall be binding upon the parties hereto, their heirs, legal representatives, successors and assigns. This Agreement shall not be assignable by the Executive but shall be assignable by the Company in connection with the sale, transfer or other disposition of its business or to any of the Company’s affiliates controlled by or under common control with the Company.

15. Governing Law. This Agreement shall become valid when executed and accepted by Company. The parties agree that it shall be deemed made and entered into in the State of Michigan and shall be governed and construed under and in accordance with the laws of the State of Michigan. Anything in this Agreement to the contrary notwithstanding, the Executive shall conduct the Executive’s business in a lawful manner and faithfully comply with applicable laws or regulations of the state, city or other political subdivision in which the Executive is located.

16. Further Assurances. All parties hereto shall execute and deliver such other instruments and do such other acts as may be necessary to carry out the intent and purposes of this Agreement.

17. Headings. The headings of the sections are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

18. Survival. Any termination of this Agreement shall not, however, affect the ongoing provisions of this Agreement which shall survive such termination in accordance with their terms.

19. Severability. The invalidity or unenforceability, in whole or in part, of any covenant, promise or undertaking, or any section, subsection, paragraph, sentence, clause, phrase or word or of any provision of this Agreement shall not affect the validity or enforceability of the remaining portions thereof.

20. Enforcement. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys’ fees at all trial and appellate levels, expenses and costs.

21. Construction. This Agreement shall be construed within the fair meaning of each of its terms and not against the party drafting the document.

THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS ENTIRE AGREEMENT, HAS HAD THE OPPORTUNITY TO DISCUSS THIS WITH HIS COUNSEL AND FURTHER ACKNOWLEDGES THAT HE UNDERSTANDS THE RESTRICTIONS, TERMS AND CONDITIONS IMPOSED UPON THE EXECUTIVE BY THIS AGREEMENT AND UNDERSTANDS THAT THESE RESTRICTIONS, TERMS AND CONDITIONS MAY BE BINDING UPON THE EXECUTIVE DURING AND AFTER TERMINATION OF THE EMPLOYMENT OF THE EXECUTIVE.

IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

The Company:

Witness:	SEGMENTZ, INC.

/s/ Michael Ruelle	By:	/s/ JimMartell
	Name:	Jim Martell
Its:
	Date:	September 14, 2005

Witness:		The Executive

/s/ Dennis McCaffrey		/s/ Mike Welch
	Date:	September 14, 2005
Mike Welch